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                                                                      Exhibit 11
                          THE WILLIAMS COMPANIES, INC.
         COMPUTATION OF EARNINGS PER COMMON AND COMMON-EQUIVALENT SHARE
                   Three months ended March 31, 1995 and 1994

                                                                                          (Thousands, except
                                                                                          per-share amounts)
                                                                                    ------------------------------
                                                                                         1995               1994*
                                                                                    --------------        --------
Primary earnings:
  Income from continuing operations                                                 $       83,200         $40,600
  Preferred stock dividends:
     $2.21 cumulative preferred stock                                                        2,100           2,200
                                                                                    --------------         -------
  Income from continuing operations, net of  preferred stock dividends                      81,100          38,400
  Income from discontinued operations                                                    1,005,700          12,200
                                                                                    --------------         -------
  Income applicable to common stock                                                 $    1,086,800         $50,600
                                                                                    ==============         =======

Primary shares:
  Average number of common shares outstanding during the period                             90,974         103,349
  Common-equivalent shares attributable to options and deferred stock                        2,946             891
                                                                                            ------         -------
  Total common and common-equivalent shares                                                 93,920         104,240
                                                                                            ======         =======

Primary earnings per common and common-equivalent share:
  Income from continuing operations                                                        $   .86            $.36
  Income from discontinued operations                                                        10.71             .12
                                                                                           -------            ----
  Net income                                                                               $ 11.57            $.48
                                                                                           =======            ====

Fully diluted earnings:
  Income from continuing operations                                                 $       83,200         $40,600
  Preferred stock dividends:
     $2.21 cumulative preferred stock                                                        2,100           2,200
                                                                                    --------------         -------
  Income from continuing operations, net of preferred stock dividends                       81,100          38,400
  Income from discontinued operations                                                    1,005,700          12,200
                                                                                    --------------         -------
  Income applicable to common stock                                                 $    1,086,800         $50,600
                                                                                    ==============         =======

Fully diluted shares:
  Average number of common shares outstanding during the period                             90,974         103,349
  Common-equivalent shares attributable to options and deferred stock                        3,143             891
                                                                                           -------         -------
  Total common and common-equivalent shares                                                 94,117         104,240
                                                                                           =======         =======

Fully diluted earnings per common and common-equivalent share:
  Income from continuing operations                                                       $    .86           $ .36
  Income from discontinued operations                                                        10.69             .12
                                                                                          --------           -----
  Net income                                                                              $  11.55           $ .48
                                                                                          ========           =====

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*Restated as described in Note 5 of Notes to Consolidated Financial Statements.